Exhibit 10.1

VONAGE HOLDINGS CORP.

2006 INCENTIVE PLAN

Amended and Restated as of June 3, 2010

1.	Purposes of the Plan

The purposes of the Plan are to (a) promote the long-term success of the Company and its Subsidiaries and to increase stockholder value by providing Eligible Persons with incentives to contribute to the long-term growth and profitability of the Company by offering them an opportunity to obtain a proprietary interest in the Company through the grant of equity-based and other incentive awards and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Subsidiaries.

2.	Definitions and Rules of Construction

(a) Definitions

For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“Affiliate” means any Parent or Subsidiary.

“Annual Award” means an Award granted pursuant to Section 11 of the Plan.

“Award” means an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Stock, Performance Unit, Annual Award or Other Award granted by the Committee pursuant to the terms of the Plan.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

“Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“Change of Control” means:

(i) Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding securities; or

(ii) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) There is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, more than 50 percent of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding securities; or

(iv) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50 percent of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, to the extent that any Award the payment or settlement of which will accelerate upon a Change of Control provides for a “deferral of compensation” within the meaning of Section 409A of the Code, no event set forth herein shall constitute a Change of Control for purposes of the Plan or any Award Document unless such event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan, which committee shall meet the requirements of Section 162(m) of the Code, Section 16(b) of the Exchange Act and the applicable rules of the Exchange; provided, however, that, if any Committee member is found not to have met the qualification requirements of Section 162(m) of the Code and Section 16(b) of the Exchange Act, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

“Common Stock” means the common stock of the Company or such other class of share or other securities as may be applicable under Section 14 of the Plan.

“Company” means Vonage Holdings Corp., a Delaware corporation, or any successor to all or substantially all of the Company’s business that adopts the Plan.

“Effective Date” means the effective date of the initial public offering of the Company.

“Eligible Persons” means the individuals or entities described in Section 4(a) of the Plan who are eligible for Awards under the Plan.

“Exchange” means the New York Stock Exchange or such other securities exchange or quotation system on which the Company may be listed from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the closing selling price of a share of Common Stock on the trading day for which such valuation is made as reported on the Exchange or such other securities exchange or quotation system as may be designated by the Committee. For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price for the immediately preceding trading day and with the timing above adjusted accordingly.

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Employee Director” means any member of the Board who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

“Other Award” means any form of Award other than an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Stock, Performance Unit or Annual Award granted pursuant to Section 12 of the Plan.

“Parent” means a corporation that owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

“Participant” means an Eligible Person who has been granted an Award under the Plan.

“Performance Goal” means the performance measures established by the Committee, from among the performance criteria provided in Section 6(h) of the Plan, and set forth in the applicable Award Document.

“Performance Period” means the period established by the Committee and set forth in the applicable Award Document over which Performance Goals are measured.

“Performance Stock” means a Target Number of Shares granted pursuant to Section 10(a) of the Plan.

“Performance Unit” means a right to receive a Target Number of Shares or cash in the future granted pursuant to Section 10(b) of the Plan.

“Permitted Transferees” means any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act.

“Person” means any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) a person or group as used in Rule 13d-1(b) under the Exchange Act.

“Plan” means this Vonage Holdings Corp. 2006 Incentive Plan, as amended or restated from time to time.

“Plan Limit” means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 5(a) of the Plan.

“Plan Year” means the fiscal year of the Company or, if different, the calendar year, as determined by the Committee.

“Prior Plan” means the 2001 Stock Incentive Plan of Vonage Holdings Corp.

“Restricted Stock” means one or more Shares granted or sold pursuant to Section 9(a) of the Plan.

“Retirement Plan” means the Vonage 401(k) Retirement Plan or any successor thereto.

“Restricted Stock Unit” means a right to receive one or more Shares (or cash, if applicable) in the future granted pursuant to Section 9(b) of the Plan.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means shares of Common Stock, as may be adjusted pursuant to Section 14 of the Plan.

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 8 of the Plan.

“Subsidiary” means a business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board. Notwithstanding the above, with respect to an Incentive Stock Option, “Subsidiary” shall have the meaning set forth in Section 424(f) of the Code.

“Substitute Award” means any Award granted upon assumption of, or in substitution or exchange for, outstanding employee equity awards previously granted by a company or other entity acquired by the Company or with which the Company combines pursuant to the terms of an equity compensation plan that was approved by the stockholders of such company or other entity.

“Target Number” or “Target Payment” means the target number of Shares or cash value established by the Committee and set forth in the applicable Award Document.

(b) Rules of Construction

The masculine pronoun shall be deemed to include the feminine pronoun, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.	Administration

(a) Committee

The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:

(i) select the Participants from the Eligible Persons;

(ii) grant Awards in accordance with the Plan;

(iii) determine the number of Shares subject to each Award or the cash amount payable in connection with an Award;

(iv) determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, cancellation, payment, settlement, exercisability, Performance Periods, Performance Goals, and the effect, if any, of a Participant’s termination of employment with the Company or any of its Subsidiaries or, subject to Section 6(d), a Change of Control of the Company;

(v) subject to Sections 17 and 18(e), amend the terms and conditions of an Award after the granting thereof;

(vi) specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

(vii) construe and interpret any Award Document delivered under the Plan;

(viii) make factual determinations in connection with the administration or interpretation of the Plan;

(ix) adopt, prescribe, amend, waive and rescind administrative regulations, rules and procedures relating to the Plan;

(x) employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any advice, opinion or computation received therefrom;

(xi) vary the terms of Awards to take account of tax and securities law and other regulatory requirements or to procure favorable tax treatment for Participants;

(xii) correct any defects, supply any omission or reconcile any inconsistency in any Award Document or the Plan; and

(xiii) make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

(b) Plan Construction and Interpretation

The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c) Determinations of Committee Final and Binding

All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(d) Delegation of Authority

To the extent permitted by applicable law, the Board or the Committee may delegate to a subcommittee or subcommittees of the Committee or to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future Affiliates and to exercise such other powers under the Plan as the Board or the Committee may determine, provided that the Board or the Committee shall fix the terms of the Awards to be granted by such officers (including the exercise price of the Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act), nor shall such delegation apply to Section 17 of the Plan. The Board may not delegate authority under this Section 3(d) to grant restricted stock, unless Delaware law then permits such delegation. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Board or the Committee delegates authority pursuant to this Section 3(d).

(e) Liability of Committee

Subject to applicable laws, rules and regulations: (i) no member of the Board or Committee (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

(f) Action by the Board

Anything in the Plan to the contrary notwithstanding, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.	Eligibility

(a) Eligible Persons

Awards may be granted to officers, employees, directors, Non-Employee Directors, consultants, advisors and independent contractors of the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest; provided, however, that only employees of the Company or a Parent or Subsidiary may be granted Incentive Stock Options. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the type, number and terms of Awards to be granted to each such Participant. Under the Plan, references to “employment” or “employed” include the engagement of Participants who are consultants, advisors and independent contractors of the Company or its Subsidiaries and the service of Participants who are Non-Employee Directors, except for purposes of determining eligibility to be granted Incentive Stock Options.

(b) Grants to Participants

The Committee shall have no obligation to grant any Eligible Person an Award or to designate an Eligible Person as a Participant solely by reason of such Eligible Person having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Person as a Participant for overlapping periods of time.

5.	Shares Subject to the Plan

(a) Plan Limit. Subject to adjustment as provided in Section 14 hereof, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan shall be 66,400,000 Shares (the “Plan Limit”). The Shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

(b) Rules Applicable to Determining Shares Available for Issuance

The number of Shares remaining available for issuance will be reduced by the number of Shares subject to outstanding Awards and, for Awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the Award. For purposes of determining the number of Shares that remain available for issuance under the Plan, (i) the number of Shares that are tendered by a Participant or withheld by the Company to pay the exercise price of an Award or to satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award and (ii) all of the Shares covered by a stock-settled Stock Appreciation Right, to the extent exercised, will not be added back to the Plan Limit. In addition, for purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares corresponding to Awards under the Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that is settled through issuance of consideration other than Shares (including, without limitation, cash) shall be added back to the Plan Limit and again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation.

(c) Special Limits

Anything to the contrary in Section 5(a) notwithstanding, but subject to adjustment under Section 14, the following special limits shall apply to Shares available for Awards under the Plan:

(i) the maximum number of Shares that may be issued pursuant to awards of Incentive Stock Options shall equal 20,000,000 Shares subject to Section 14 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions;

(ii) the maximum number of Shares that may be issued pursuant to Options and Stock Appreciation Rights granted to any Eligible Person in any calendar year shall equal 10,000,000 Shares;

(iii) the maximum amount that may be paid pursuant to Annual Awards granted to any Eligible Person in any calendar year is $5,000,000; and

(iv) the maximum amount that may be paid and the maximum number of Shares that may be issued pursuant to Awards (other than those Awards set forth in Section 5(c)(ii) and 5(c)(iii)) that may be awarded to any Eligible Person in any calendar year is $10,000,000 (with respect to Awards denominated in cash) or 10,000,000 Shares (with respect to Awards denominated in Shares).

(d) Any Shares underlying Substitute Awards shall not be counted against the number of Shares remaining for issuance and shall not be subject to Section 5(c).

6.	Awards in General

(a) Types of Awards

Awards under the Plan may consist of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units, Annual Awards and Other Awards. Any Award described in Sections 7 through 12 may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

(b) Terms Set Forth in Award Document

The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which Award Document shall contain terms and conditions not inconsistent with the Plan. Notwithstanding the foregoing, and subject to applicable laws, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Award first becomes exercisable. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.

(c) Termination of Employment

The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Company or any of its Subsidiaries. Subject to applicable laws, rules and regulations, in connection with a Participant’s termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Such provisions may be specified in the applicable Award Document or determined at a subsequent time.

(d) Change of Control

(i) The Committee shall have full authority to determine the effect, if any, of a Change of Control of the Company or any Subsidiary on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time. Subject to applicable laws, rules and regulations, the Board or the Committee shall, at any time prior to, coincident with or after the effective time of a Change of Control, take such actions as it may consider appropriate, including, without limitation: (A) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award or that an Award shall terminate or expire unless exercised or settled in full on or before a date fixed by the Committee; (B) making such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change of Control; (C) causing the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change of Control; or (D) permitting or requiring Participants to surrender outstanding Options and Stock Appreciation Rights in exchange for a cash payment equal to the difference between the highest price paid for a Share in the Change of Control transaction and the Exercise Price of the Award, which may be zero dollars.

(ii) Subject to applicable laws, rules and regulations, the Committee may provide, in an Award Document or subsequent to the grant of an Award, for the accelerated vesting, exercisability and/or the deemed attainment of a Performance Goal with respect to an Award upon specified events similar to a Change of Control.

(iii) Notwithstanding any other provision of the Plan or any Award Document, the provisions of this Section 6(d) may not be terminated, amended, or modified upon or after a Change of Control in a manner that would adversely affect a Participant’s rights with respect to an outstanding Award without the prior written consent of the Participant. Subject to Section 17, the Board, upon recommendation of the Committee, may terminate, amend or modify this Section 6(d) at any time and from time to time prior to a Change of Control.

(e) Dividends and Dividend Equivalents

The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in Shares, and can be made in Shares, cash or a combination thereof, as the Committee shall determine; provided, however, that the terms of any reinvestment of dividends must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to Options or Stock Appreciation Rights.

(f) Fractional Shares

No fractional Shares shall be issued or delivered pursuant to any Award under the Plan. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares, or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(g) Rights of a Stockholder

A Participant shall have no rights as a stockholder with respect to Shares covered by an Award (including voting rights) until the date the Participant or his nominee becomes the holder of record of such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 14.

(h) Performance-Based Awards

(i) The Committee may determine whether any Award under the Plan is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Goals to the extent required by Section 162(m) of the Code and will be subject to all other conditions and requirements of Section 162(m). The Performance Goals will be comprised of specified levels of one or more of the following performance measures as the Committee deems appropriate: net earnings, net income, or adjusted operating profit or loss (each before or after taxes); earnings per share; book value per share; costs; net sales or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, investment, capital, equity, sales, revenue, telephony services revenue, or adjusted average monthly revenue per line); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, cash flow return on investment, and pre-marketing operating income per line); adjusted earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; profitability of an identifiable business unit or product; share price (including, but not limited to, growth measures and total shareholder return); expense targets (including, but not limited to, subscriber line acquisition cost and average monthly direct costs of telephony services per line); margins; operating efficiency (including, without limitation, improvements in capital structure); market share; customer satisfaction (including, but not limited to, new subscriptions, lost subscriptions, and relations between the two); net subscriber line additions; working capital targets; cash value added; economic value added; market penetration; product introductions; platform availability; staff training; and corporate social responsibility policy implementation, in each case determined, where applicable, in accordance with generally accepted accounting principles (subject to modifications approved by the Committee) consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market or other index. Subject to compliance with Section 162(m) of the Code, the Committee may adjust the Performance Goals (including, without limitation, to prorate goals and payments for a partial Plan Year) in the event of the following occurrences: (i) non-recurring events, including divestitures, spin-offs, or changes in accounting standards or policies, (ii) mergers and acquisitions, and (iii) financing transactions. In addition, for Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may establish Performance Goals based on other criteria as it deems appropriate.

(ii) The Participants will be designated, and the applicable Performance Goals will be established, by the Committee within 90 days following the commencement of the applicable Performance Period (or such earlier or later date permitted or required by Section 162(m) of the Code). The outcome of the applicable Performance Goals must be substantially uncertain when the Committee establishes such Performance Goals. Each Participant will be assigned a Target Number or Target Payment payable if Performance Goals are achieved. Any payment of an Award granted with Performance Goals shall be conditioned on the written certification of the Committee in each case that the Performance Goals and any other material conditions were satisfied.

(iii) The Committee may determine, at the time of Award grant, that if performance exceeds the specified Performance Goals, the Award may be settled with payment greater than the Target Number or Target Payment, up to a maximum Award amount set at the time of the Award grant, which maximum Award shall in no event exceed the limits set forth in Section 5(c). Awards that are designed to constitute “qualified performance-based compensation” under Section 162(m) of the Code may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination thereof, as the Committee determines.

(i) Deferrals

In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant; provided, however, that the terms of any deferrals must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. No deferral opportunity shall exist with respect to an Award unless explicitly permitted by the Committee on or after the time of grant.

(j) Repricing of Options and Stock Appreciation Rights

Notwithstanding anything in the Plan to the contrary, an Option or Stock Appreciation Right shall not be granted in substitution for a previously granted Option or Stock Appreciation Right being canceled or surrendered as a condition of receiving a new Award, if the new Award would have a lower exercise price than the Award it replaces, nor shall the exercise price of an Option or Stock Appreciation Right be reduced once the Option or Stock Appreciation Right is granted. The foregoing shall not (i) prevent adjustments pursuant to Section 14 or (ii) apply to grants of Substitute Awards.

7.	Terms and Conditions of Options

(a) General

The Committee, in its discretion, may grant Options to Eligible Persons and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.

(b) Exercise Price

The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant. In no event shall the exercise price of an Option be less than 100 percent of the Fair Market Value of a Share on the date of grant; provided, however that the exercise price of a Substitute Award granted as an Option shall be determined in accordance with Section 409A of the Code and may be less than 100 percent of the Fair Market Value.

(c) Term

An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option.

(d) Exercise; Payment of Exercise Price

Options shall be exercised by delivery of a notice of exercise in a form approved by the Company. Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid (i) in cash or cash equivalents, (ii) by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, (iii) by a combination of cash and Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price or (v) by such other means as the Committee may authorize.

(e) Incentive Stock Options

The exercise price per Share of an Incentive Stock Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than 100 percent of the Fair Market Value of a Share on the date of grant. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least 110 percent of the Fair Market Value on the date of grant of the Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option that would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of $100,000, determined as of the time of grant, and that would be exercisable for the first time by such Participant during any calendar year. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the date on which the Plan is adopted by the Board. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, as amended from time to time. Any Option that is intended to qualify as an Incentive Stock Option and fails to do so shall be a Nonqualified Stock Option.

8.	Terms and Conditions of Stock Appreciation Rights

(a) General

The Committee, in its discretion, may grant Stock Appreciation Rights to Eligible Persons. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified in the applicable Award Document. The grant price per share of Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant, but in no event shall the grant price of a Stock Appreciation Right be less than 100 percent of the Fair Market Value of a Share on the date of grant; provided, however, that the grant price of a Substitute Award granted as a Stock Appreciation Rights shall be in accordance with Section 409A of the Code and may be less than 100 percent of the Fair Market Value. Payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares, having an aggregate Fair Market Value as of the date of exercise equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right. The term of a Stock Appreciation Right settled in Shares shall not exceed ten years.

(b) Stock Appreciation Rights in Tandem with Options

A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term as the related Option. The grant price of a Stock Appreciation Right granted in tandem with an Option shall equal the per-share exercise price of the Option to which it relates. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of Shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of Shares covered by the Option exercise.

9.	Terms and Conditions of Restricted Stock and Restricted Stock Units

(a) Restricted Stock

The Committee, in its discretion, may grant or sell Restricted Stock to Eligible Persons. An Award of Restricted Stock shall consist of one or more Shares granted or sold to an Eligible Person, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

(b) Restricted Stock Units

The Committee, in its discretion, may grant Restricted Stock Units to Eligible Persons. A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document, one or more Shares or, at the sole discretion of the Committee, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares at the time of payment. Restricted Stock Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled or settled. If and when the cancellation provisions lapse, the Restricted Stock Units shall become Shares owned by the applicable Participant.

10.	Terms and Conditions of Performance Stock and Performance Units

(a) Performance Stock

The Committee may grant Performance Stock to Eligible Persons. An Award of Performance Stock shall consist of a Target Number of Shares granted to an Eligible Person subject to achievement of Performance Goals over the applicable Performance Period, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document.

(b) Performance Units

The Committee, in its discretion, may grant Performance Units to Eligible Persons. A Performance Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document, a number of Shares or cash based on the Target Number or Target Payment, but which may vary above or below the Target Number or Target Payment (subject, in the case of Awards intended to constitute “qualified performance-based compensation,” to Section 6(h)(iii)), and the level of achievement of the Performance Goals under the Award over the applicable Performance Period. At the sole discretion of the Committee, Performance Units shall be settled through the delivery of Shares or cash, or a combination of Shares and cash, with a value equal to the Fair Market Value of the underlying Shares as of the date of such delivery (or, if the Committee so determines, as of the preceding trading date).

11.	Terms and Conditions of Annual Awards

The Committee, in its discretion, may grant Annual Awards to Eligible Persons with respect to a Plan Year. An Annual Award shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document, payment of an amount based on the Target Payment, but which may vary above or below the Target Payment (subject, in the case of Awards intended to constitute “qualified performance-based compensation,” to Section 6(h)(iii)), and the level of achievement of the Performance Goals under the Award over the applicable Plan Year. At the sole discretion of the Committee, Annual Awards shall be settled through the delivery of cash or Shares, or a combination of cash and Shares, with the value of any Shares deemed to be equal to their Fair Market Value as of the date of such delivery (or, if the Committee so determines, as of the preceding trading date).

12.	Other Awards

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof.

13.	Certain Restrictions

(a) Transfers

No Award shall be transferable other than pursuant to a beneficiary designation under Section 13(c), by last will and testament or by the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an Award, other than an Incentive Stock Option, for no consideration to a Permitted Transferee. Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

(b) Award Exercisable Only by Participant

During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with Section 13(a). The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

(c) Beneficiary Designation

The beneficiary or beneficiaries of the Participant to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit shall be determined under the Retirement Plan. In lieu of such determination, a Participant may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant’s lifetime. In the absence of a valid designation under the Retirement Plan or as provided above, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from receiving the benefits under an Award, the Participant’s beneficiary shall be the Participant’s estate.

14.	Recapitalization or Reorganization

(a) Authority of the Company and Stockholders

The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Change in Capitalization

In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure (other than ordinary cash dividends to shareholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in its sole discretion, the number and kind of Shares or other property that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares or other property subject to outstanding Awards, the option exercise price, grant price or purchase price applicable to outstanding Awards, the special limits or sub-limits provided for in Section 5(c), and/or other value determinations applicable to the Plan or outstanding Awards.

15.	Term of the Plan

Unless earlier terminated pursuant to Section 17, the Plan shall terminate on the tenth anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan after the tenth anniversary of the Effective Date.

16.	Effective Date

The Plan shall become effective on the Effective Date, subject to approval by the stockholders of the Company prior thereto.

17.	Amendment and Termination

Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension (i) will be effective without the approval of the stockholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of the Exchange and (ii) shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 14), or (c) to take into account significant acquisitions or dispositions of assets or other property by the Company.

18.	Miscellaneous

(a) Tax Withholding

The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements, except to the extent such requirement would cause a failure to comply with Section 409A of the Code. In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit or require a

Participant to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares that would otherwise be received by such individual or to repurchase shares that were issued to the Participant to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

(b) No Right to Awards or Employment

No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Person any right to be retained in the employ of the Company or any Subsidiary or other Affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other Affiliate thereof to terminate the employment of such Eligible Person at any time. No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

(c) Securities Law Restrictions

An Award may not be exercised or settled, and no Shares may be issued in connection with an Award, unless the issuance of such shares (i) has been registered under the Securities Act, (ii) has qualified under applicable state “blue sky” laws (or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available) and (iii) complies with all applicable foreign securities laws. The Committee may require each Participant purchasing or acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Person is acquiring the Shares for investment purposes and not with a view to the distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission and the Exchange, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) Section 162(m) of the Code

The Plan is intended to comply in all respects with Section 162(m) of the Code; provided, however, that in the event the Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Award, compliance with Section 162(m) of the Code will not be required. In addition, if any provision of this Plan would cause Awards that are intended to constitute “qualified performance-based compensation” under

Section 162(m) of the Code, to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.

(e) Section 409A of the Code

(i) The Company intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties as a result of the payments. Notwithstanding the Company’s intention, in the event any Award is subject to Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 409A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

(ii) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or Award Document, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Document) on the payment date that immediately follows the end of such six-month period or as soon as administratively practicable thereafter.

(iii) Separation from Service. A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Document providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Award Document relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(f) Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States

To the extent that Awards under the Plan are awarded to Eligible Persons who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws, rules and regulations of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Persons who are subject to the laws of jurisdictions outside of the United States.

(g) No Guarantees Regarding Tax Treatment. Participants (and their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

(h) Satisfaction of Obligations

Subject to applicable law, and except to the extent that it would cause a failure to comply with Section 409A of the Code, the Company may apply any cash, Shares, securities or other consideration received by a Participant upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.

(i) No Limitation on Corporate Actions

Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, whether or not such action would have an adverse effect on any Awards made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(j) Unfunded Plan

The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Shares, cash or other form of payment in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. The Committee may, but is not obligated, to authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.

(k) Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(l) Application of Funds

The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.

(m) Award Document

In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(n) Headings

The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(o) Severability

If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(p) Expenses

The costs and expenses of administering the Plan shall be borne by the Company.

(q) Arbitration

Any dispute, controversy or claim arising out of or relating to the Plan that cannot be resolved by the Participant on the one hand, and the Company on the other, shall be submitted to arbitration in the State of New Jersey under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however, that any such submission by the Participant must be made within one year of the date of the events giving rise to such dispute, controversy or claim. The determination of the arbitrator shall be conclusive and binding on the Company and the Participant, and judgment may be entered on the arbitrator’s award in any court having jurisdiction. The expenses of such arbitration shall be borne by the Company; provided, however, that each party shall bear its own legal expenses unless the Participant is the prevailing party, in which case the Company shall promptly pay or reimburse the Participant for the reasonable legal fees and expenses incurred by the Participant in connection with such contest or dispute (excluding any fees payable pursuant to a contingency fee arrangement).

(r) Governing Law

Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York.